SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               -----------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2006



                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                      0-27122                94-2900635
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

              3011 Triad Drive
               Livermore, CA                              94550
  (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (925) 245-3400

                                      None

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02  Sales of Unregistered Securities and Item 7.01 Regulation FD
           Disclosure.

     On February 28, 2006, Adept Technology, Inc., a Delaware corporation ("Adept"), received a notice of election to convert the full principal amount of its $3 million Convertible Subordinated Note dated August 6, 2003 from Tri-Valley Campus I, LLC ("Tri-Valley"), the holder thereof. Adept issued 600,000 shares of its common stock to Tri-Valley pursuant to the terms of the Convertible Subordinated Note and repaid the accrued interest in cash. No proceeds were received by Adept in connection with the conversion and issuance.

     The issuance of the common shares upon conversion of the Convertible Subordinated Note by Adept was not registered under the Securities Act of 1933, as amended, in reliance on the exemption set forth in Section 3(a)(9) thereof. The Convertible Subordinated Note was issued in 2003 in reliance on the exemption set forth pursuant to Section 4(2) of the Securities Act.

     Adept understands that the shares acquired by Tri-Valley have been sold by Tri-Valley to third parties.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADEPT TECHNOLOGY, INC.



Date: March 3, 2006                By: /s/ Robert R. Strickland
                                       ---------------------------
                                   Robert R. Strickland
                                   Vice President of Finance and Chief Financial
                                   Officer